Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2023 Financial Results

AUSTIN, Texas (August 2, 2023)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its second quarter ending June 30, 2023.

GAAP Results for the Second Quarter 2023

•Revenue for the second quarter of $154.5 million, up 10 percent year-over-year and up 1 percent from the first quarter of 2023.

•GAAP gross margin for the second quarter of 47.8 percent, up from 44.8 percent in the prior-year quarter and down from 47.9 percent in the first quarter of 2023.

•GAAP net loss for the second quarter of $23.6 million compared to GAAP net losses of $25.2 million for the prior-year quarter and $0.5 million for the first quarter of 2023 which included a one-time gain of $19.9 million from partial repurchase of convertible senior notes.

Non-GAAP Results for the Second Quarter 2023

•Non-GAAP revenue for the second quarter of $154.6 million, up 10 percent year-over-year and up 1 percent from the first quarter of 2023.

•Non-GAAP gross margin for the second quarter of 54.2 percent, up from 51.3 percent for the prior-year quarter and 54.0 percent for the first quarter of 2023.

•Adjusted EBITDA for the second quarter of $17.6 million, up from $9.7 million for the prior-year quarter and $16.5 million for the first quarter of 2023.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We continued our solid bookings performance in the second quarter, closing out our best first half of bookings in company history,” said Q2 CEO Matt Flake. “We also hosted our annual client conference with more than 1,000 customers, partners and prospects in attendance, and the feedback was overwhelmingly positive—they’re excited about our roadmap and continue to believe in the importance of technology in retaining and growing deposits. Lastly, we delivered strong subscription revenue and adjusted EBITDA results for another quarter as we continue to focus on profitable growth.”

Second Quarter Highlights

•Signed two Tier 1 digital banking contracts including a:
▪Tier 1 bank to utilize a broad set of solutions led by retail banking; and
▪Tier 1 U.S. bank to utilize our retail, small business and commercial banking solutions.

•Signed two Tier 1 digital lending contracts including a(n):
▪Expansion with a Top 100 U.S. bank utilizing our loan and relationship pricing solutions; and
▪Tier 1 U.S. bank to utilize our loan and relationship pricing solutions.

•Signed a contract with one of the largest insurance companies in the nation to utilize our Helix platform.

•Exited the second quarter with approximately 21.7 million registered users on the Q2 digital banking platform, representing 8 percent year-over-year growth and 1 percent sequential growth.

“We were pleased with our results in the quarter, with adjusted EBITDA exceeding the high end of our guidance,” said David Mehok, Q2 CFO. “Our revenue and ARR growth were driven by the ongoing demand for our higher margin subscription businesses. Our continued bookings strength coupled with successful cost initiatives have given us confidence in raising our adjusted EBITDA guidance for the remainder of the year.”

Financial Outlook

As of August 2, 2023, Q2 Holdings is providing guidance for its third quarter of 2023 and updated guidance for its full-year 2023, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its third quarter of 2023 as follows:

•Total non-GAAP revenue of $153.5 million to $156.5 million, which would represent year-over-year growth of 6 percent to 8 percent.

•Adjusted EBITDA of $17.0 million to $19.0 million, representing 11 to 12 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2023 as follows:

•Total non-GAAP revenue of $620.0 million to $628.0 million, which would represent year-over-year growth of 9 percent to 11 percent.

•Adjusted EBITDA of $71.0 million to $75.0 million, representing 11 to 12 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Wednesday, August 2, 2023
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, CEO / David Mehok, CFO / Kirk Coleman, President / Jonathan Price, EVP Strategy and Emerging Businesses
Conference Call Registration:	https://conferencingportals.com/event/ZwJrtqJb
Webcast Registration:	https://events.q4inc.com/attendee/728204995

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital banking and lending solutions to banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2’s comprehensive solution set allows its customers to better onboard, grow and serve their consumer, small business and corporate clients. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up-to-date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; and non-GAAP operating income (loss). Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: customer enthusiasm regarding our roadmap and the importance of technology in retaining and growing deposits; our ability to execute on our focus to grow with improved profitability; our continued bookings strength; the success of our cost initiatives; and, Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) uncertainties in the financial services industries, including as a result of recent bank failures, and the potential impacts on Q2’s customers' prospects and Q2’s business sales cycles, Q2’s prospects' and customers' spending decisions, including professional services which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (b) the risk of increased or new competition in Q2’s existing markets and as Q2 enter new markets or new sections of existing markets, or as Q2 offer new solutions; (c) the risks associated with the development of Q2’s solutions and changes to the market for Q2’s solutions compared to Q2’s expectations; (d) quarterly fluctuations in Q2’s operating results relative to Q2’s expectations and guidance and the accuracy of Q2’s forecasts; (e) the risks associated with anticipated higher operating expenses in 2023 and beyond; (f) the impact that rising interest rates, inflation, an economic slowdown, or challenges in the financial services industry, financial markets and credit markets have had to date or in the future could have on account holder or end user, or End User, usage of Q2’s solutions, including the promotion and adoption of Q2’s Helix and payment solutions, and on Q2’s customers' prospects and Q2’s business sales cycles, Q2’s prospects' and customers' spending decisions, including professional services which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (g) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of the macroeconomic impacts of the novel coronavirus disease, or COVID-19, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (h) the risk that the residual impacts of the COVID-19 pandemic continue to or that any renewed efforts to limit its spread could negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated; (i) the risks associated with Q2’s transactional business which are typically driven by end-user behavior which can be influenced by external drivers outside of Q2’s control; (j) the risks associated with effectively managing Q2’s cost structure in light of the challenging macroeconomic environment, challenges in the financial services industry and from the effects of seasonal or other unexpected trends; (k) the risks associated with the general economic and geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks on financial services and other critical infrastructure, and continued or increased inflation partially driven by increased energy costs or other unpredictable economic impacts that have and may continue to negatively affect demand for Q2’s solutions; (l) the risks associated with managing Q2’s business in response to continued challenging macroeconomic conditions, challenges in the financial services industry and any anticipated or resulting recession; (m) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn or challenges in the financial services industry on Q2’s customers and their end users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and Q2’s arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than Q2’s financial institution customers; (n) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2’s solutions and the impact that the timing of bookings may have on Q2’s revenue and financial performance in a period; (o) the risk that errors, interruptions or delays in Q2’s solutions or Web hosting negatively impacts Q2’s business and sales; (p) the risks associated with cyberattacks, data and privacy breaches and breaches of security measures within Q2’s products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2’s business and reputation and Q2’s ability to sell Q2’s solutions; (q) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by Q2’s customers and relevant governmental authorities; (r) regulatory risks, including risks related to evolving regulation of artificial intelligence, or AI, machine learning and the receipt, collection, storage, processing and transfer of data; (s) the risks associated with Q2’s sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of Q2’s sales cycle; (t) the risks inherent in third-party technology and implementation partnerships that could cause harm to Q2’s business; (u) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (v) the general risks associated with the complexity of Q2’s customer arrangements and Q2’s solutions; (w) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (x) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (y) the risks associated with further consolidation in the financial services industry; (z) the risks associated with selling Q2’s solutions internationally and with the recent expansion of Q2’s international operations; and (aa) the risk that Q2’s debt repayment obligations may adversely affect Q2’s financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$118,229	$199,600
Restricted cash	2,298	2,302
Investments	161,777	233,753
Accounts receivable, net	38,671	46,735
Contract assets, current portion, net	11,359	8,909
Prepaid expenses and other current assets	11,949	10,832
Deferred solution and other costs, current portion	26,783	21,117
Deferred implementation costs, current portion	8,136	7,828
Total current assets	379,202	531,076
Property and equipment, net	48,460	56,695
Right of use assets	35,579	39,837
Deferred solution and other costs, net of current portion	27,303	26,410
Deferred implementation costs, net of current portion	21,025	18,713
Intangible assets, net	134,691	145,681
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	11,571	16,186
Other long-term assets	1,987	2,259
Total assets	$1,172,687	$1,349,726

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$48,223	$54,263
Convertible notes, current portion	—	10,903
Deferred revenues, current portion	111,466	117,468
Lease liabilities, current portion	9,210	9,408
Total current liabilities	168,899	192,042
Convertible notes, net of current portion	489,473	657,789
Deferred revenues, net of current portion	19,682	21,691
Lease liabilities, net of current portion	48,696	52,991
Other long-term liabilities	4,530	6,189
Total liabilities	731,280	930,702

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,027,796	982,300
Accumulated other comprehensive loss	(1,947)	(2,972)
Accumulated deficit	(584,448)	(560,310)
Total stockholders' equity	441,407	419,024
Total liabilities and stockholders' equity	$1,172,687	$1,349,726

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues (1)	$154,531	$140,309	$307,539	$274,380
Cost of revenues (2)	80,703	77,421	160,414	151,093
Gross profit	73,828	62,888	147,125	123,287

Operating expenses:
Sales and marketing	28,701	26,477	56,845	51,743
Research and development	34,096	31,832	68,521	62,963
General and administrative	27,127	23,285	51,819	43,853
Transaction-related costs	9	527	21	530
Amortization of acquired intangibles	5,252	4,422	10,514	8,844
Lease and other restructuring charges	2,312	129	4,273	537
Total operating expenses	97,497	86,672	191,993	168,470
Loss from operations	(23,669)	(23,784)	(44,868)	(45,183)
Total other income (expense), net (3)	526	(1,098)	21,227	(1,894)
Loss before income taxes	(23,143)	(24,882)	(23,641)	(47,077)
Provision for income taxes	(479)	(340)	(497)	(1,704)
Net loss	$(23,622)	$(25,222)	$(24,138)	$(48,781)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	(174)	(544)	862	(1,617)
Foreign currency translation adjustment	180	(724)	163	(814)
Comprehensive loss	$(23,616)	$(26,490)	$(23,113)	$(51,212)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.41)	$(0.44)	$(0.42)	$(0.85)
Weighted average common shares outstanding, basic and diluted	58,286	57,234	58,087	57,125

(1) Includes deferred revenue reduction from purchase accounting of $0.1 million and $0.2 million for the three months ended June 30, 2023 and 2022, respectively, and $0.2 million and $0.4 million for the six months ended June 30, 2023 and 2022, respectively.
(2) Includes amortization of acquired technology of $5.9 million and $5.6 million for the three months ended June 30, 2023 and 2022, respectively, and $11.8 million and $11.2 million for the six months ended June 30, 2023 and 2022, respectively.
(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our 2026 Notes and 2025 Notes for the six months ended June 30, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(24,138)	$(48,781)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	12,447	11,091
Depreciation and amortization	35,478	29,946
Amortization of debt issuance costs	1,113	1,367
Amortization of premiums on investments	(1,781)	577
Stock-based compensation expense	38,710	33,425
Deferred income taxes	(556)	857
(Gain) loss on extinguishment of debt	(19,312)	—
Other non-cash charges	2,043	883
Changes in operating assets and liabilities	(27,042)	(43,185)
Net cash provided by (used in) operating activities	16,962	(13,820)
Cash flows from investing activities:
Net maturities (purchases) of investments	74,284	(85,555)
Purchases of property and equipment	(3,294)	(5,097)
Capitalized software development costs	(13,127)	(9,485)
Net cash provided by (used in) investing activities	57,863	(100,137)
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	(10,908)	—
Payments for repurchases of convertible notes	(149,640)	—
Proceeds from capped calls related to convertible notes	139	—
Proceeds from exercise of stock options and ESPP	3,933	2,803
Net cash provided by (used in) financing activities	(156,476)	2,803
Effect of exchange rate changes on cash, cash equivalents and restricted cash	276	(575)
Net decrease in cash, cash equivalents, and restricted cash	(81,375)	(111,729)
Cash, cash equivalents, and restricted cash, beginning of period	201,902	325,821
Cash, cash equivalents, and restricted cash, end of period	$120,527	$214,092

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP revenue	$154,531	$140,309	$307,539	$274,380
Deferred revenue reduction from purchase accounting	83	169	199	411
Non-GAAP revenue	$154,614	$140,478	$307,738	$274,791

GAAP gross profit	$73,828	$62,888	$147,125	$123,287
Stock-based compensation	3,577	3,335	6,950	6,074
Amortization of acquired technology	5,883	5,603	11,763	11,207
Transaction-related costs	—	—	—	—
Lease and other restructuring charges	429	—	429	—
Deferred revenue reduction from purchase accounting	83	169	199	411
Non-GAAP gross profit	$83,800	$71,995	$166,466	$140,979

Non-GAAP gross margin:
Non-GAAP gross profit	$83,800	$71,995	$166,466	$140,979
Non-GAAP revenue	154,614	140,478	307,738	274,791
Non-GAAP gross margin	54.2%	51.3%	54.1%	51.3%

GAAP sales and marketing expense	$28,701	$26,477	$56,845	$51,743
Stock-based compensation	(4,823)	(4,012)	(9,083)	(7,338)
Non-GAAP sales and marketing expense	$23,878	$22,465	$47,762	$44,405

GAAP research and development expense	$34,096	$31,832	$68,521	$62,963
Stock-based compensation	(4,007)	(3,850)	(7,783)	(6,702)
Non-GAAP research and development expense	$30,089	$27,982	$60,738	$56,261

GAAP general and administrative expense	$27,127	$23,285	$51,819	$43,853
Stock-based compensation	(8,217)	(6,320)	(14,894)	(11,422)
Non-GAAP general and administrative expense	$18,910	$16,965	$36,925	$32,431

GAAP operating loss	$(23,669)	$(23,784)	$(44,868)	$(45,183)
Deferred revenue reduction from purchase accounting	83	169	199	411
Stock-based compensation	20,624	17,517	38,710	31,536
Transaction-related costs	9	527	21	530
Amortization of acquired technology	5,883	5,603	11,763	11,207
Amortization of acquired intangibles	5,252	4,422	10,514	8,844
Lease and other restructuring charges	2,741	129	4,702	537
Non-GAAP operating income	$10,923	$4,583	$21,041	$7,882

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(23,622)	$(25,222)	$(24,138)	$(48,781)
Depreciation and amortization	17,935	15,027	35,478	29,946
Stock-based compensation	20,624	17,517	38,710	31,536
Provision for income taxes	479	340	497	1,704
Interest and other (income) expense, net	(623)	1,176	(1,502)	1,838
Transaction-related costs	9	527	21	530
Lease and other restructuring charges	2,741	129	4,702	537
(Gain) loss on extinguishment of debt	—	—	(19,869)	—
Deferred revenue reduction from purchase accounting	83	169	199	411
Adjusted EBITDA	$17,626	$9,663	$34,098	$17,721

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q3 2023 Outlook		Full Year 2023 Outlook
	Low	High	Low	High

GAAP revenue	$153,424	$156,424	$619,655	$627,655
Deferred revenue reduction from purchase accounting	76	76	345	345
Non-GAAP revenue	$153,500	$156,500	$620,000	$628,000

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com